United States
Securities and Exchange Commission
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): April 22, 2022
Jones Lang LaSalle Incorporated
(Exact name of registrant as specified in its charter)

Maryland	001-13145	36-4150422
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

200 East Randolph Drive,	Chicago,	IL	60601
(Address of principal executive offices)			(Zip Code)

Registrant's telephone number, including area code:			(312)	782-5800
Former name or former address, if changed since last report: Not Applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01	JLL	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.
On February 28, 2022, we announced a change in our reporting segments, effective on January 1, 2022. Under the new reporting structure, we organize our operations around, and publicly report our financial results on, five global business segments: (1) Markets Advisory, (2) Capital Markets, (3) Work Dynamics, (4) JLL Technologies, and (5) LaSalle.
On April 22, 2022, additional information regarding the change in our reporting structure, include the recast financial results for periods within 2020 and 2021, was made available on our investor relations website at ir.jll.com. A copy of this information is attached hereto as Exhibit 99.1. We undertake no obligation to update this information, including any forward-looking statements, to reflect subsequently occurring events or circumstances.
The information in this Current Report, including the exhibits, shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. This information will not be deemed an admission as the materiality of any information contained herein that is required be disclosed solely by Regulation FD.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

EXHIBIT INDEX

99.1	2022 Reporting changes dates as of April 22, 2022

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 22, 2022
Jones Lang LaSalle Incorporated

By: /s/ Karen Brennan
Name: Karen Brennan
Title: Chief Financial Officer